UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Myogen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-1348020

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

7575 West 103rd Avenue, Suite 102, Westminster, CO	80021

(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates:	333-108301

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Names of Each Exchange on Which Each Class is to be Registered

Not Applicable	Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Prospectus included in the Registrant’s Form S-1 Registration Statement, No 333-108301, as amended, initially filed with the Securities and Exchange Commission (the “Commission”) on August 28, 2003 and is incorporated herein by reference. The Prospectus to be filed pursuant to Rule 424(b) following the effective date of this Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2. Exhibits.

     Each of the following exhibits to this registration statement has been filed as an exhibit to the Registration Statement (as defined above) and is incorporated herein by reference:

Exhibit
Number	Description

3.1*	Restated Certificate of Incorporation, dated August 26, 2003, currently in effect.

3.2*	Bylaws, as amended, currently in effect.

3.3*	Form of Certificate of Amendment of Restated Certificate of Incorporation, to be filed and become effective immediately prior to the closing of the offering.

3.4*	Form of Restated Certificate of Incorporation, to be filed and become effective upon the closing of the offering.

3.5*	Amended and Restated Bylaws, to become effective upon the closing of the offering.

4.2*	Specimen Stock Certificate.

10.8*	Third Amended and Restated Investor Rights Agreement, dated August 21, 2001, as amended on August 27, 2003, between Myogen and certain of its stockholders.

10.9*	Third Amended and Restated Stockholders Agreement, dated August 21, 2001, as amended on August 27, 2003, between Myogen and certain of its stockholders.

*	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Myogen, Inc. (Registrant)

Date: October 24, 2003	By:	/s/ J. William Freytag J. William Freytag President and Chief Executive Officer